EXHIBIT 99.1

Press Releases

CHATSWORTH, Calif., Aug. 5, 2004 – IRIS International, Inc. (NASDAQ: IRIS) today announced a 58% increase in revenues to a record $10.3 million for the second quarter ended June 30, 2004, as a result of sales for its new iQ®200 urinalysis analyzer and recurring revenues from consumables, as well as strong contributions from its StatSpin® small laboratory devices subsidiary.

Key highlights for the quarter:

•	Revenues up 58% to $10.3 million vs. $6.5 million

•	Operating profit $851,000 vs. operating loss $335,000

•	Net income $439,000 vs. net loss $250,000

•	EBITDA positive $1.3 million vs. negative $104,000

•	Revenues from StatSpin up 36% to nearly $2 million

•	Significant increase in international sales

•	201 iQ200 analyzers shipped to U.S. and overseas in past 11 months

•	First product shipment to key Japanese distributor completed

•	Sales for iQ200 consumables, supplies and services are growing

•	Strong balance sheet, no debt, significant liquidity

•	Increased guidance for 2004 to 25% revenue growth and EPS of $.14 to $.16

“We made major progress in all aspects of the business with strong contributions from our subsidiaries,” stated President and Chief Executive Officer César García. “The record revenues, solid penetration into new global markets for the iQ200 Automated Microscopy Analyzer and growing sales of consumables resulted from our current strategy to ship as many units as possible during this penetration phase in order to drive recurrent consumable revenue in future years. We are now beginning to see iQ200 consumables revenue progressing at the projected pace in our business model, which will contribute to continuing earnings growth. In addition, our international sales expansion is continuing with great success with distributors now in 43 countries. For the first half of 2004 international sales represented 18% of net revenues compared with 6% from the year-ago period as we increased our focus on overseas marketing efforts with the ultimate goal of balancing our urinalysis business between domestic and international markets.”

Net revenues for the second quarter ended June 30, 2004 rose 58% to $10.3 million, compared with $6.5 million in the corresponding quarter of 2003. Net income was $439,000, or $0.03 per diluted share, on 15.8 million weighted average diluted shares outstanding, compared with a net loss of $250,000, or $0.02 per diluted share, on 11.1 million weighted average diluted shares outstanding in the second quarter of 2003.

For the six months ended June 30, 2004, net revenues rose 56% to $19.7 million, compared with $12.7 million in the first half of 2003. Net income was $968,000, or $0.07 per diluted share on 14.7 million weighted average diluted shares outstanding, compared with a net loss of $739,000, or $0.07 per diluted share on 11 million weighted average diluted shares outstanding in the year-ago period.

The urinalysis segment of the business accounted for approximately 80% of the Company’s revenues. “We are also pleased to report that the shipment of consumables, supplies and services are growing and represent 46% of net revenues in the second quarter,” Mr. García stated. “We anticipate that consumables will continue to contribute to accelerated revenue and earnings growth for the remainder of 2004.”

The IRIS Diagnostics Division has shipped 201 iQ200 analyzers to domestic and international clients since the product’s launch in August 2003. This does not include 15 iQ200 Automated Urine Microscopy Analyzers shipped to ARKRAY, Inc., its Japanese business partner, in July. ARKRAY is the maker of the AUTION MAX™ AX-4280 Automated Urine Chemistry Analyzer which, when combined with the iQ200 Automated Urine Microscopy Analyzer, results in the iQ200 System, the only fully integrated platform in the world performing complete urinalysis, both chemistry and microscopy. In addition, domestic sales have been made to several U.S. hospitals covering all of their urinalysis needs.

IRIS International’s wholly owned StatSpin subsidiary reported strong growth for the second quarter in a row. Revenues from the division’s small laboratory devices, such as blood centrifuges, rose to $1.9 million from $1.4 million, a 36% increase over the year-ago period. “For the first half of 2004, StatSpin’s revenues are 44% ahead of last year, averaging approximately $2.0 million per quarter,” Mr. García stated. “Following the recent launch of its ThermoBrite™ DNA hybridizer, StatSpin shipped more than 100 units in the second quarter. At the same time, it is developing other new products targeted for release in the second quarter of 2005.”

IRIS’ Advanced Digital Imaging Research (ADIR) subsidiary, which is basically funded by federal grants, also made strong progress during the quarter. ADIR received new federal grants for research and development projects that could lead to future products, including a three-year award of nearly $2 million from the U.S. Department of Commerce, National Institute of Standards and Technology (NIST) for the development of a 3-D face recognition system for security screening. “ADIR has been successful in securing a total of approximately $3.4 million in grants to be used over the next three years,” Mr. García noted. “Work on our major development effort, the three-dimensional face recognition technology, is in the early stages and is proceeding according to plan.”

Mr. García said that the second quarter earnings were affected by a decrease in the gross margin percentage from 53% in the prior year quarter to 46% during the current year second quarter. The decrease was attributed to an increase in sales of instruments and consumables to international distributors, which generate lower gross margins, plus approximately $300,000 in additional costs stemming from engineering and retrofit charges for product improvements and approximately $200,000 in reserves for potential product returns and upgrades. In addition the second quarter was also impacted by the write-off of deferred loan costs in the amount of $120,000 that resulted from the repayment of all the debt with a portion of the proceeds from the private placement.

Mr. García also noted that IRIS International has a strong balance sheet, no debt and significant liquidity. At June 30, 2004, IRIS had approximately $10.3 million in cash. The Company strengthened its cash position with the completion in April of a private placement of 2,130,000 shares of Common Stock, resulting in net proceeds of approximately $11.5 million. A portion of the proceeds were utilized to repay all the Company’s $5.5 million in outstanding debt. In addition, IRIS received $1.6 million in July through the exercise by an investor of 853,040 warrants to purchase the Company’s Common Stock, bringing current cash on hand to approximately $12.0 million.

Management believes that EBITDA is an important indicator of performance since net income does not reflect the non-cash effects of IRIS’ $19 million tax-loss carryforwards, depreciation and amortization and other non-cash items included in income. EBITDA for the second quarter of 2004 improved to $1,315,000 compared to negative EBITDA $104,000 in the second quarter of 2003.

The differences between EBITDA and GAAP net income (loss) are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)
Net income (loss)	$439	$(250)	$968	$(739)
Depreciation and amortization	459	231	876	455
Interest expense, net	125	82	203	164
Income tax expense (benefit)	292	(167)	645	(493)

EBITDA (a)	$1,315	$(104)	$2,692	$(613)

(a)	EBITDA represents net income (loss) before interest expense (net of interest income), income tax expense (benefit), depreciation and amortization. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by or used in operating activities and should not be considered in isolation, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles.

Summary Financial Results (In thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)
Net revenues	$10,325	$6,531	$19,700	$12,665
Gross profit margin	4,780	3,490	9,484	6,658
Operating income (loss)	851	(335)	1,818	(1,067)
Net income (loss)	439	(250)	968	(739)
Basic and Diluted income (loss) per share	0.03	(0.02)	0.07	(0.07)
Basic - average shares outstanding	14,134	11,102	13,092	11,028
Diluted – average shares outstanding	15,809	11,102	14,701	11,028

The Company also announced that guidance for 2004 is being upgraded to 25% revenue growth from previously announced 20% and EPS of $.14 to $.16 per share, up from $.12 to $.14 as previously stated, in spite of increased shares outstanding due to the recent private placement and warrant and option exercises.

The Company will hold a conference call with members of the investment community at 1:00 p.m., Eastern Time today. To participate in the call, dial 1-800-810-0924 approximately 10 minutes before the call is scheduled to begin. International callers should dial 913-981-4900. A Webcast of the call can be accessed at www.proiris.com or at www.vcall.com.

THE COMPANY

IRIS International, Inc. (www.proiris.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company’s newest generation iQ®200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented Automated Intelligent Microscopy (AIM) technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. The Company’s StatSpin® subsidiary, based in Norwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company’s imaging research and development subsidiary.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: the acceptance by customers of our new iQ®200 product platform, our substantial expansion of international sales and our reliance on key suppliers, the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

(TABLES FOLLOW)

IRIS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30,
	2004	2003
Sales of IVD instruments	$3,517,160	$821,421
Sales of IVD consumables and service	4,723,466	4,181,661
Sales of small laboratory devices and supplies	1,951,426	1,438,398
Royalty and license revenues	132,645	89,353

Net revenues	10,324,697	6,530,833

Cost of goods - IVD instruments	2,587,716	684,134
Cost of goods - IVD consumables and service	1,963,238	1,623,168
Cost of goods - small laboratory devices and supplies	993,922	733,282

Cost of goods sold	5,544,876	3,040,584

Gross margin	4,779,821	3,490,249

Marketing and selling expenses	1,740,786	1,220,789
General and administrative expenses	1,220,982	1,271,129
Research and development, net	967,421	1,333,301

Total operating expenses	3,929,189	3,825,219

Operating income (loss)	850,632	(334,970)

Other income (expense):
Interest income	20,751	10,006
Interest expense	(145,274)	(92,450)
Other income (expense)	4,953	38

Income (loss) before income taxes (benefit)	731,062	(417,376)

Provision (benefit) for income taxes	292,424	(166,951)

Net income (loss)	$438,638	$(250,425)

Basic and diluted net income (loss) per share	$0.03	$(0.02)

Basic - average shares outstanding	14,134,409	11,102,144

Diluted – average shares outstanding	15,808,833	11,102,144

IRIS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the six months ended June 30,
	2004	2003
Sales of IVD instruments	$6,060,043	$1,405,713
Sales of IVD consumables and service	9,396,021	8,311,877
Sales of small laboratory devices and supplies	3,925,344	2,728,427
Royalty and license revenues	318,726	218,956

Net revenues	19,700,134	12,664,973

Cost of goods - IVD instruments	4,452,075	1,490,375
Cost of goods - IVD consumables and service	3,763,418	3,097,764
Cost of goods - small laboratory devices and supplies	2,000,865	1,419,139

Cost of goods sold	10,216,358	6,007,278

Gross margin	9,483,776	6,657,695

Marketing and selling expenses	3,231,223	2,189,707
General and administrative expenses	2,413,658	3,048,129
Research and development, net	2,020,544	2,487,325

Total operating expenses	7,665,425	7,725,161

Operating income (loss)	1,818,351	(1,067,466)

Other income (expense):
Interest income	31,804	23,038
Interest expense	(234,902)	(187,099)
Other income (expense)	(2,117)	38

Income (loss) before income taxes (benefit)	1,613,136	(1,231,489)

Provision (benefit) for income taxes	645,254	(492,596)

Net income (loss)	$967,882	$(738,893)

Basic and diluted net income (loss) per share	$0.07	$(0.07)

Basic - average shares outstanding	13,092,747	11,028,098

Diluted – average shares outstanding	14,700,599	11,028,098

IRIS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(unaudited)
Current assets:
Cash and cash equivalents	$10,255,186	$2,443,995
Accounts receivable, net of allowance for doubtful accounts and sales returns of $473,063 and $312,066	8,320,074	7,193,058
Inventories, net	5,752,059	5,352,601
Prepaid expenses and other current assets	602,801	461,706
Investment available for sale	281,399	581,910
Deferred tax asset	1,573,431	1,573,431

Total current assets	26,784,950	17,606,701

Property and equipment, at cost, net of accumulated depreciation of $5,867,952 and $5,510,111	3,746,078	3,613,233
Goodwill	188,911	188,911
Software development costs, net of accumulated amortization of $1,910,508 and $1,655,458	2,172,350	2,396,851
Deferred tax asset	6,613,648	7,220,407
Inventories – long term portion	588,780	973,593
Other assets	352,173	480,734

Total assets	$40,446,890	$32,480,430

Liabilities And Shareholders’ Equity
Current liabilities:
Accounts payable	$3,030,660	$3,635,696
Accrued expenses	2,856,665	2,955,955
Short-term borrowings	—	2,900,000
Current portion of long-term debt	—	350,000
Deferred revenue	1,167,913	1,150,643

Total current liabilities	7,055,238	10,992,294

Long-term debt	—	1,782,192
Deferred revenue, long term	152,268	238,498

Total liabilities	7,207,506	13,012,984

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value, authorized: 50,000,000 shares, issued and outstanding shares: 14,875,944 and 11,901,461	148,758	119,013
Additional paid-in capital	57,620,542	44,717,090
Unearned compensation	(116,240)	(44,843)
Accumulated other comprehensive income (loss)	(257,750)	(200,008)
Accumulated deficit	(24,155,926)	(25,123,806)

Total shareholders’ equity	33,239,384	19,467,446

Total liabilities and shareholders’ equity	$40,446,890	$32,480,430

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